UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2009
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 4, 2009, Trident Microsystems, Inc., a Delaware corporation, (“Trident” or the “Company”), its wholly-owned subsidiary Trident Microsystems (Far East), Ltd., a corporation organized under the laws of the Cayman Islands (“TMFE”), and NXP B.V., a Dutch besloten vennootschap (“NXP”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), providing for the acquisition (the “Acquisition”) of selected assets and liabilities of NXP’s television systems and set-top box business lines (the “Business”), through a pre-closing restructuring by NXP and subsequent transactions at closing. Under the terms of the Share Exchange Agreement, NXP will receive newly issued shares of Trident common stock equal to 60% of the total outstanding shares of Trident Common Stock (the “Shares”) on the date of closing (the “Closing Date”) in exchange for the contribution of assets and select liabilities of the Business and cash proceeds in the amount of $30 million (the “Cash Payment”). The Shares issued in exchange for the Cash Payment will be issued to NXP at a price of $4.50 per share. In addition, the Company shall issue to NXP four shares of a newly created Series B Preferred Stock (the “Preferred Shares”). The Preferred Shares will be issued pursuant to a Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”).
In connection with the Share Exchange Agreement, on the Closing Date, the Company is expected to enter into a Stockholder Agreement (the “Stockholder Agreement”) with NXP that provides certain limitations on the ability of NXP to acquire additional shares of Company common stock, requires NXP to vote its Shares on certain actions as provided in the Stockholder Agreement, limits NXP’s ability to take certain other actions, and provides NXP with certain registration rights on the Shares.
In addition, the Stockholder Agreement provides that, following the closing of the Acquisition, Trident’s Board of Directors will consist of nine directors, including four directors designated by NXP, four directors who currently serve on the Company’s Board of Directors, and the Company’s Chief Executive Officer.
Ms. Sylvia Summers Couder, currently Chief Executive Officer of the Company, will remain Chief Executive Officer of the Company. Christos Lagomichos, EVP of NXP’s Home business unit, will become President of Trident. Pete Mangan will remain Senior Vice President and Chief Financial Officer of Trident.
The form of Certificate of Designation, to be filed with the Delaware Secretary of State immediately prior to the Closing Date, is attached hereto as Exhibit 3.6 and incorporated herein. The form of Stockholder Agreement to be entered into by the parties on the Closing Date is attached hereto as Exhibit 10.39 and incorporated herein. The respective foregoing descriptions of the Certificate of Designation and the Stockholder Agreement do not purport to be complete and are qualified by references to the form of Certificate of Designation and the form of Stockholder Agreement filed herewith. A copy of the Share Exchange Agreement and the press release announcing the transaction have been filed previously by the Company.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.6	Form of Certificate of Designation of Series B Preferred Shares

10.39	Form of Stockholder Agreement, dated as of Closing, by and among Trident Microsystems, Inc. and NXP B.V.
.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2009

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary